Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Malvern Federal Bancorp, Inc. of our report dated December 11, 2007, relating to the consolidated financial statements of Malvern Federal Savings Bank, which appears in the Registration Statement on Form S-1 (No. 333-148169) filed with the Securities and Exchange Commission on February 11, 2008.

/s/ Beard Miller Company LLP

Beard Miller Company LLP
May 16, 2008
Malvern, Pennsylvania